UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2010 (May 25, 2010)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010, at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of BJ’s Wholesale Club, Inc. (the “Company”), the Company’s shareholders approved an Amended and Restated 2007 Stock Incentive Plan (the “SIP”), which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to shareholder approval.

A brief description of the material terms and conditions of the SIP, is set forth below. The following description is qualified in their entirety by reference to the complete text of the SIP, which was filed as an appendix to the Company’s Definitive Proxy Statement filed on April 15, 2010.

Amended and Restated 2007 Stock Incentive Plan

Shares Issuable

Awards may be made under the SIP for up to 7,500,000 shares of common stock (subject to adjustment for changes in capitalization, including stock splits and other similar events).

The SIP provides that all “full value” awards, which generally means awards other than stock options and stock appreciation rights (“SARs”), will count against the 7,500,000 maximum shares issuable under the SIP at a ratio of two to one. Accordingly, if all awards were granted as full value awards, the maximum number of shares of common stock that could be granted would be 3,750,000. If all or a portion of the shares subject to a full value award are returned to the pool of shares available for future grant in accordance with the share counting rules described in the next paragraph, the returned shares would be credited back using the same two-to-one ratio.

If an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the SIP. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation and any shares repurchased on the open market using the proceeds from the exercise of an award shall not become available for future grant under the SIP. In addition, the full number of shares subject to any stock-settled SARs will count against the shares available for issuance under the SIP, regardless of the number of shares actually issued to settle such SAR upon exercise.

Types of Awards

The SIP provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards and performance awards, as described below and collectively referred to as “awards.”

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price equal to or greater than the closing price of the Company’s common stock on the date of grant. Options may not be granted for a term in excess of ten years. The SIP permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker; subject to certain conditions and if permitted by the Board, surrender of shares of the Company’s common stock; delivery of a promissory note or any other lawful means; or any combination of these forms of payment. No option may provide for the payment of dividend equivalents or for the automatic grant of a reload option.

Director Options. The SIP provides for the automatic grant of options to members of the Board who are not employees of the Company. On the commencement of service on the Board, each non-employee director will automatically receive a non-statutory stock option to purchase 10,000 shares, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will automatically receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. However, a non-employee director will not receive an annual option grant unless he or she has served on the Board for at least six months. Options automatically granted to non-employee directors will vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant provided the person is still serving on the Board and expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board. However, no additional vesting will take place after the non-employee director ceases to serve as a director. The Board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service. The Board can increase or decrease the number of shares subject to options granted to non-employee directors and can issue SARs, restricted stock or RSU awards or other stock-based awards in lieu of some or all of the options otherwise issuable, in each case subject to the limitation that the maximum number of shares issued to directors cannot exceed 1,125,000 shares in the aggregate. Any full value awards will count against this sublimit using the two-to-one fungible share ratio described above.

Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of 10 years. No SAR may provide for the payment of dividend equivalents.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares if the conditions specified in the award are not satisfied prior to the end of the applicable restriction period established for the award. The Board will determine the terms and conditions of the applicable award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase and the issue price, if any.

Restricted Stock Unit Awards. Instead of granting restricted stock awards, the Board may grant RSUs, which entitle the recipient to receive shares of common stock or cash to be delivered at the time the award vests.

Other Stock-Based Awards. Under the SIP, the Board has the right to grant other awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Awards. Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code will be made subject to the achievement of performance goals. We refer to these awards as “performance awards.” Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each performance award will be based on one or more of the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity and return on investment. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance measure may be determined pursuant to GAAP or on a non-GAAP basis. The performance goals may exclude the impact of charges for restructurings, discontinued operations, the write-down of any asset, extraordinary items, other unusual or non-recurring items and the cumulative effect of accounting changes. The performance goals may also include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline. These performance goals:

•	may vary by participant and may be different for different awards;

•

may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the Board; and

•	will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

The maximum cash payment that can be made in connection with a performance award is $1,000,000 per fiscal year per participant. Under the SIP, the committee may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

Minimum Vesting Periods

The SIP generally requires that all options have a minimum one year vesting period, unless the option is granted in lieu of salary, bonus or other earned compensation.

In general, any restricted stock and RSU awards and other stock-based awards will be subject to the following minimum vesting provisions:

•	awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and

•	awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.

The Board may waive these minimum vesting requirements in extraordinary circumstances, including death, disability or retirement, estate planning needs, or the occurrence of a business combination, recapitalization or change of control. In addition, restricted stock and RSU awards and other stock-based awards for up to an aggregate of 187,500 shares of common stock may be granted without satisfying the minimum vesting requirements. The 187,500 number already reflects application of the two-to-one fungible share ratio described above.

Restrictions on Repricings

Unless approved by the Company’s stockholders:

•

no outstanding option or SAR granted under the SIP may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•

the Board may not cancel any outstanding option or SAR and grant in substitution new awards under the SIP covering the same or a different number of shares of common stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Eligibility to Receive Awards

Employees, officers and directors of the Company are eligible to be granted awards under the SIP. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the SIP is 1,000,000 shares per fiscal year. This sublimit is included in the SIP in order to comply with Section 162(m) of the Code. The two-to-one fungible share ratio described above does not apply to this sublimit.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may permit the gratuitous transfer of an award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such award.

Administration

The SIP is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the SIP and to interpret the provisions of the SIP. Pursuant to the terms of the SIP, the Board may delegate authority under the SIP to one or more committees or subcommittees of the Board. The Board has delegated authority under the SIP to the Executive Compensation Committee of the Board.

Subject to any applicable limitations contained in the SIP, the Board or any committee to whom the Board delegates authority selects the recipients of awards and determines the terms of awards. Discretionary awards to non-employee directors must be granted and administered by a committee of independent directors.

The Board is required to make equitable adjustments in connection with the SIP and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs, other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The SIP also contains provisions addressing the consequences of any reorganization event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of the Company.

In connection with a reorganization event, except as provided in a specific award agreement, the Board will take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the Board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•

upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

•

in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment, referred to as the “acquisition price,” for each share surrendered in the reorganization event, make or provide for a cash payment to an award holder equal to (A) the number of shares of common stock subject to the vested portion of the award multiplied by (B) the excess, if any, of the acquisition price over the exercise or purchase price of the award and any applicable tax withholdings, in exchange for the termination of the award;

•	provide that, in connection with a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

With respect to restricted stock, the SIP generally provides that the Company’s repurchase and other rights under such awards will inure to the benefit of the Company’s successor and will apply to the cash, securities or other property into which the Company’s common stock is converted.

The SIP also contains provisions addressing the consequences of any change of control (as defined in the SIP). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, upon the occurrence of a change in control event:

•	all options and SARs then outstanding shall automatically become immediately exercisable in full; and

•	the restrictions and conditions on all other awards then outstanding will be deemed waived only if and to the extent specified by the Board.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the SIP. Substitute awards will not count against the SIP’s overall share limit, except as may be required by the Code.

Term; Amendment or Termination

No new awards may be made under the SIP after May 24, 2017, but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the SIP, provided that stockholder approval will be required to the extent required by Section 162(m) of the Code, the New York Stock Exchange or tax laws relating to incentive stock options. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization) or materially expands the eligible participants.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2010, the Board approved amendments to the Company’s By-Laws, effective immediately.

The By-Laws were amended to provide that the position of chairman of the board of directors may be held by a non-officer of the Company. A copy of the By-Laws, as amended, is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The copy is marked to show changes from the prior By-Laws. The description of the amendments to the By-Laws in this Item 5.03 is qualified in its entirety by reference to the By-Laws, as amended, filed as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2010, the Annual Meeting of Shareholders of the Company was held. At the Annual Meeting, the Company’s shareholders voted on the following matters:

1.	On the matter of the election of three directors to serve until the 2013 Annual Meeting of Shareholders, the final vote was as follows:

Nominees	Votes For	Votes Against	Abstain	Broker/Non-Vote
Leonard A. Schlesinger	45,185,931	784,150	32,251	2,604,941

Thomas J. Shields	45,346,755	624,305	31,272	2,604,941

Herbert J Zarkin	45,134,134	857,217	10,981	2,604,941

Based on the votes set forth above, the director nominees were duly elected.

2.	On the matter of the proposal approving the amendment to the Company’s 2007 Stock Incentive Plan, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker/Non-Vote
41,020,545	4,948,190	33,597	2,604,941

Based on the votes set forth above, the Company’s Amended and Restated 2007 Stock Incentive Plan was duly approved.

3.	On the matter of the proposal ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker/Non-Vote
47,902,320	682,295	22,658	2,604,941

Based on the votes set forth above, the appointment of PriceWaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the year ending January 29, 2011 was duly ratified

4.	On the matter of the consideration of a shareholder proposal regarding bird welfare, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker/Non-Vote
1,064,709	29,450,178	15,487,445	2,604,941

Based on the votes set forth above, the shareholder proposal regarding bird welfare was not approved.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	By-Laws, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	BJ’s WHOLESALE CLUB, INC.

	By:	/S/ LON F. POVICH
Lon F. Povich Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1 (1)	By-Laws, as amended

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-167071) and incorporated herein by reference.